Exhibit 4.3

                             CERTIFICATE OF TRUST

                                      OF

                         BANKBOSTON CAPITAL TRUST IV


          This Certificate of Trust is being executed as of February 26, 1998 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").
                       ---- --               -- ---

          The undersigned hereby certify as follows:

          1.  Name.  The name of the business trust is "BankBoston Capital
              ----
Trust IV" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the
              ----------------
Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center, Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
              ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                              THE BANK OF NEW YORK
                              (DELAWARE),
                              as Delaware Trustee

                              By: /s/ Mary Jane Morrissey
                                  ---------------------------
                                  Mary Jane Morrissey
                                  Authorized Signatory


                              ADMINISTRATIVE TRUSTEE

                              By: /s/ Robert T. Jefferson
                                  ---------------------------
                                  Robert T. Jefferson


                              ADMINISTRATIVE TRUSTEE

                              By: /s/ Craig V. Starble
                                  ---------------------------
                                  Craig V. Starble

                              ADMINISTRATIVE TRUSTEE


                              By: /s/ Kathleen M. McGillycuddy
                                  ----------------------------
                                  Kathleen M. McGillycuddy


                              BANKBOSTON CORPORATION
                              as Sponsor



                              By: /s/ Kathleen M. McGillycuddy
                                  ----------------------------
                                  Kathleen M. McGillycuddy
                                  Executive Director,
                                  Global Treasury